Exhibit 99.A

Exhibit A

POWER OF ATTORNEY

FORD MOTOR COMPANY (the “Company”) hereby constitutes and appoints each of Douglas J. Cropsey, Jonathan E. Osgood, Victoria Pool, and David J. Witten as its true and lawful attorney-in-fact, effective immediately, to:

1.	Do anything on its behalf that is necessary or desirable to prepare, complete, and file in its name and on its behalf, whether individually or as a representative of others, any and all filings required to be made by the Company under the Securities Exchange Act of 1934, as amended (the “Act”), with respect to securities which may be deemed to be beneficially owned by the Company under the Act, including without limitation Forms 3, 4, and 5, and any other forms required to be filed in accordance with Section 16(a) of the Act and the rules promulgated thereunder and all forms and schedules required to be filed in accordance with Section 13(d) of the Act and the rules promulgated thereunder (collectively, and including any amendments thereto, the “Forms and Schedules”);

2.	Execute such Forms and Schedules for the Company in its name and file such Forms and Schedules with the United States Securities and Exchange Commission and any stock exchange or similar authority as required by law or rule on the Company’s behalf; and

3.	Take any other action in connection with those Forms and Schedules or other documents that may be legally required or appropriate, in the opinion of the attorney-in-fact taking the action.

The Company grants each attorney-in-fact the power and authority to do anything that is required or appropriate in using his or her powers as attorney-in-fact, to the extent that the Company could act if personally present by one of its authorized signatories, with full power of substitution and ratifies and confirms everything these attorneys-in-fact (including substitutes for them) do under this Power of Attorney that is consistent with its terms.

This Power of Attorney shall remain in effect until such time as it is revoked in writing by the Company or is superseded by a new power of attorney regarding the purposes outlined in the first paragraph hereof dated as of a later date; provided that, in the event any attorney-in-fact listed herein ceases to be an employee of the Company, this Power of Attorney shall cease to have effect in relation to such attorney-in-fact upon such cessation but shall continue to be in full force and effect in relation to any remaining attorney-in-fact.

/s/ Cathy O’Callaghan
Cathy O’Callaghan

Date:	1/26/23